Exhibit 5.2

August 1, 2005

FOLEY & LARDNER LLP

ATTORNEYS AT LAW

ONE INDEPENDENT DRIVE, SUITE 1300

JACKSONVILLE, FLORIDA 32202-5017

P. O. BOX 240

JACKSONVILLE, FLORIDA 32201-0240

904.359.2000 TEL

904.359.8700 FAX

www.foley.com

WRITER’S DIRECT LINE

904.359.8713

lkelso@foley.com Email

CLIENT/MATTER NUMBER

040521-0157

Regency Centers Corporation

121 West Forsyth Street, Suite 200

Jacksonville, Florida 32202

Re:	Registration Statement on Form S-3
6.70% Series 5 Cumulative Redeemable Preferred Stock

Gentlemen:

This opinion is being furnished in connection with the Registration Statement on Form S-3 (Registration No. 333-118910) of Regency Centers Corporation (“Regency”) under the Securities Act of 1933, as amended, for the issuance of 3,000,000 shares of 6.70% Series 5 cumulative redeemable preferred stock of Regency, $0.01 par value per share (the “Series 5 Preferred Shares”).

In connection with the issuance of such securities, we have examined and are familiar with: (a) the articles of incorporation and bylaws of Regency, as presently in effect, (b) the proceedings of and actions taken by the Board of Directors of Regency and a duly authorized committee of the Board of Directors in connection with the issuance of the Series 5 Preferred Shares and (c) such other records, certificates and documents as we have considered necessary or appropriate for purposes of this opinion.

Based on the documents set forth above, we are of the opinion that the Series 5 Preferred Shares have been duly authorized, and when duly issued and delivered against payment therefor, will be legally issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the state of Florida. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

We hereby consent to the inclusion of this opinion as Exhibit 5.2 in said Registration Statement and to the reference to this firm under the caption “Validity of Shares” in the prospectus supplement relating to the offering of the Series 5 Preferred Shares dated July 27, 2005. In giving this consent we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

FOLEY & LARDNER LLP

By:	/s/ Linda Y. Kelso

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